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                                                                      EXHIBIT 21
                                                                      ----------
                         SUBSIDIARIES OF THE REGISTRANT

                                                       Jurisdiction
                                                            of
Name                                                   Organization
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BridgeStreet Accommodations Limited                         UK

BridgeStreet Arizona, Inc.                                  DE
BridgeStreet California, Inc.                               DE

BridgeStreet Colorado, Inc                                  DE
BridgeStreet Accommodations London Limited                  UK
BridgeStreet International Suites Limited
                                                            UK
BridgeStreet Maryland, Inc.
BridgeStreet Nevada, Inc.                                   DE
BridgeStreet Raleigh, Inc.                                  DE
                                                            DE
BridgeStreet North Carolina, Inc.                           DE
BridgeStreet Texas, L.P.                                    DE
Corporate Lodgings, Inc.                                    DE

HAI Acquisition Corp.                                       DE
Temporary Corporate Housing, Inc.                           DE
Temporary Housing Experts, Inc.                             DE
BridgeStreet Canada, Inc.                                   Ontario
BridgeStreet Wardrobe Place Limited                         UK
Loryt(1) Limited                                            UK
Haus Account, LLC                                           MD